Consent of Independent Auditors



We consent to the incorporation by reference in Registration Statements, (i) Form S-3 No. 333-36805, (ii) Form S-3 No. 333-48551, (iii) Form S-8 No.
333-53653, and (iv) Form S-8 No. 333-53655 of our report dated February 5, 1999 with respect to the consolidated financial statements and schedule of Grove Property Trust included in its Annual Report (Form 10-K) for the year ended December 31, 1998.


                                        /s/ Ernst & Young LLP


New York, New York
March 29, 1999